UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2010

CRANE CO.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

1-1657	13-1952290
(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Stamford, CT	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 363-7300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(b)	Departure of Officer.

Crane Co. announced today that vice president, chief financial officer Timothy J. MacCarrick has resigned effective May 21, 2010 to pursue another business opportunity.

Item 5.02(c)	Appointment of Officers.

The Company announced that Richard A. Maue, 40, who has served as vice president, controller since August 2007 and is the Company’s designated principal accounting officer, will assume additional responsibilities with respect to tax and environmental matters. Mr. Maue served as vice president, controller and chief accounting officer of Paxar Corporation from July 2005 to August 2007, and as director, internal audit practice at Protiviti, Inc. from June 2003 to July 2005. In connection with his additional responsibilities he will receive a grant of 2,000 Restricted Stock Units and a 12% increase in his base salary to $297,024.

The Company also announced that Andrew L. Krawitt, 44, who has served as vice president, treasurer of Crane Co. since September 2006, has been designated the principal financial officer of the Company and will assume additional responsibilities with respect to investor relations and internal audit. From 1998 to 2006 Mr. Krawitt was with PepsiCo, most recently as director, financial planning & analysis from May 2005 to September 2006; and region finance director, Frito-Lay Division from January 2003 to May 2005. In connection with his additional responsibilities he will receive a grant of 2,000 Restricted Stock Units and a 12% increase in his base salary to $255,604.

These two officers will jointly manage finance for Crane Co. and report directly to Eric C. Fast, president and chief executive officer.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	Financial Statements and Exhibits

(a)	None

(b)	None

(c)	None

(d)	None

99.1 Press Release dated May 24, 2010, issued by Crane Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRANE CO.

Dated: May 24, 2010	By:	/S/ AUGUSTUS I. DUPONT
Augustus I. duPont
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 24, 2010, issued by Crane Co.